UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 21, 2009
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-29079	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio _	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 21, 2009, Regent Communications, Inc. (“Regent”) received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that Regent failed to comply with the minimum market value of publicly held shares requirement set forth in Nasdaq Listing Rule 5450(b)(3)(C) for continued listing of its common stock on The Nasdaq Global Market because the market value of its publicly held shares of its common stock closed under $15.0 million for 30 consecutive business days. The notice also stated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(D), Regent would be provided 90 calendar days, or until March 22, 2010, to regain compliance with the minimum market value of publicly held shares requirement. To regain compliance, the closing market value of Regent’s publicly held shares of its common stock must close at $15.0 million or more for a minimum of 10 consecutive business days prior to the market close on March 22, 2010.
     In the event that Regent does not regain compliance with Nasdaq Listing Rule 5450(b)(3)(C) by March 22, 2010, Nasdaq will provide written notification that Regent’s common stock will be subject to delisting from The Nasdaq Global Market. At that time, Regent may appeal Nasdaq’s determination to a Nasdaq Listing Qualifications Panel. Alternatively, prior to March 22, 2010, Regent could apply to transfer its common stock to the Nasdaq Capital Market if it satisfies all requirements for initial inclusion on that market, but Regent currently does not meet the stockholders’ equity requirement required for such listing. Accordingly, there can be no assurance that Nasdaq would approve an application for transfer to The Nasdaq Capital Market and/or that Nasdaq would grant any appeal for continued listing, in the event that Regent would seek such relief.
     As previously disclosed by Regent, on November 30, 2009, Regent received written notification from Nasdaq (the “Staff Determination”) that Regent’s common stock would be delisted from The Nasdaq Global Market for failure to comply with Nasdaq’s $1.00 per share minimum bid price requirement unless Regent requested a hearing before a Nasdaq Listing Qualifications Panel. On December 4, 2009, Regent timely requested such a hearing, which request has stayed any action with respect to the Staff Determination regarding the minimum bid price requirement until the Nasdaq Listing Qualifications Panel renders a decision subsequent to the scheduled January 7, 2010 hearing. However, there can be no assurance that Nasdaq will grant the Company’s request for continued listing following that hearing.
     Regent issued the press release attached hereto as Exhibit 99.1 on December 23, 2009 announcing its receipt of the notice from Nasdaq as described above.

Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit	Description

99.1	Press Release dated December 23, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009	REGENT COMMUNICATIONS, INC.
	By:	/s/ ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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